SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           MSDW STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                13-4026700
(State of Incorporation or Organization)             (I.R.S. Employer
                                                     Identification no.)

             1585 Broadway
              New York, NY                                10036
 (Address of Principal Executive Offices)               (Zip Code)

If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section 12(b)        securities pursuant to Section 12(g)
of the Exchange Act and is effective        of the Exchange Act and is effective
pursuant to General Instruction             pursuant to General Instruction
A.(c), please check the following           A.(d), please check the following
box. |X|                                    box. |_|


Securities Act registration statement file number to which this form relates:
333-64879
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                 Name of Each Exchange on Which
         to be so Registered                 Each Class is to be Registered
  ---------------------------------          ------------------------------
  SATURNS GE Global Debenture Backed            New York Stock Exchange
    Series 2002-14 Callable Units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

                                                2

Item 1.   Description of Registrant's Securities to be Registered.

               For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 25 through 44 of the Registrant's Prospectus, dated July 7, 1999 (Registration No. 333-64879), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-2 through S-8, S-9 through S-10 and S-12 through S-14, respectively, of the Registrant's related Prospectus Supplement, dated November 12, 2002, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.   Exhibits.

               None.

                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 13, 2002

                                            MS STRUCTURED ASSET CORP.
                                            (Registrant)


                                            By: /s/ John Kehoe
                                               ------------------------------
                                            Name:  John Kehoe
                                            Title: Vice President